AMENDMENT NO. 1

      This Amendment No. 1 dated as of November 15 1996 ("Amendment") is between Garden Ridge Corporation, a Delaware corporation ("Borrower"), and NationsBank of Texas, N.A. ("Bank").

      A. The Borrower and the Bank are parties to the Second Amended and Restated Credit Agreement dated as of October 26, 1995 ("Credit Agreement").

      B. The Borrower and the Bank wish to amend the Credit Agreement in order to (i) increase and extend the revolving credit facility evidenced by the Credit Agreement and (ii) amend certain covenants under the Credit Agreement.

      THEREFORE, the Borrower and the Bank hereby agree as follows:

      Section 1. DEFINITIONS: REFERENCES. Unless otherwise defined in this Amendment, each term used in this Amendment which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

      Section 2. AMENDMENTS.

            (a) DELETION OF CERTAIN DEFINITIONS. The definitions of "Borrowing Base", "Borrowing Base and Compliance Certificate", "Clean-Up Period", "Eligible Inventory", "QRS", "QRS Note", "Real Property Loan Agreement", "Real Property Loan Documents", "Subordinated Debt", and "Subordination Agreement" contained in Sections 1.1 are deleted in their entirety.

            (b) AMENDMENTS TO CERTAIN DEFINITIONS. The following definitions contained in Section 1.1 of the Credit Agreement are deleted and replaced with the following:

            "COMMITMENT" means the obligation of the Bank to make the Advances and issue the Letters of Credit in an amount not to exceed $15,000,000 as such amount may be reduced pursuant to Section 2.4 or terminated pursuant to Section 7.

            "GUARANTORS" means (a) Garden Ridge Finance Corporation, (b) Garden Ridge Management, Inc., (c) Garden Ridge Investments, Inc., (d) Garden Ridge, L.P., and (e) any other Subsidiary of the Borrower.

            "MATURITY DATE" means the earlier of (A) June 20, 1998, and (B) the earlier termination in whole of the Commitment pursuant to Section 2.4 or
      Section 7.

            "NOTE" means the $15,000,000 Promissory Note dated as of November 15, 1996 by the Borrower payable to the order of the Bank, as the same may be increased, extended, rearranged or otherwise amended from time-to-time.
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            "TANGIBLE NET WORTH" means, for any Person and time, such Person's
      Net Worth minus the amount of any such Net Worth attributable to goodwill, patents, trademarks, copyrights, non-competition covenants, deferred charges, consulting agreements and all other intangible assets (as determined in accordance with GAAP).

            (c) NEW DEFINITIONS. The following new definitions of "Compliance Certificate" and Net Worth are added to Section 1.1 of the Credit Agreement in alphabetical order.

            "COMPLIANCE CERTIFICATE" means a compliance certificate in the form of the Compliance Certificate attached as EXHIBIT A.

            "NET WORTH" means, for any Person and time, the sum of the assets of the Person less the total liabilities of the Person except any preferred stock of such Person to the extent such preferred stock is classified as a "liability" on such Person's financial statements, as set forth on its consolidated balance sheet as of such date and determined in accordance with GAAP consistently applied.

            (d) SECTION 2.1. The first sentence of Section 2.1 is deleted and replaced with the following:

            The Bank agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time-to-time on any Business Day during the period from the date of this Agreement until the Maturity Date in an aggregate outstanding amount not to exceed the Commitment LESS the aggregate outstanding principal amount of the Advances and the Letter of Credit Exposure at such time.

            (e) SECTION 2.5. Section 2.5 of the Credit Agreement is deleted and replaced with the following:

            2.5 REPAYMENT. The Borrower shall repay the outstanding principal amount of each Advance on the Maturity Date.

            (f) SECTION 2.7. The first sentence of Clause (c) of Section 2.7 is deleted and replaced with the following:

                  If at any time during the term of this Agreement, the aggregate outstanding amount of the Advances plus the Letter of Credit Exposure exceeds the Commitment, the Borrower shall immediately without notice or demand pay the

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      Bank an amount equal to the amount of such excess, including any unpaid accrued interest on the principal amount prepaid.

            (g) SECTION 2.12. Clause (b)(i) of Section 2.12 is deleted and replaced with the following:

                  (i) if such issuance, increase, or extension would cause the
            Letter of Credit Exposure to exceed the lesser of (A) $3,500,000 and
            (B) the Commitment LESS the aggregate outstanding principal amount of all Advances;

            (h) SECTION 5.2. Section 5.2 is amended by (i) deleting the phrase "Borrowing Base and Compliance Certificate" in clause (a) and replacing it with the phrase "Compliance Certificate", (ii) deleting clause (b) in its entirety and replacing it with the new clause (b) set forth below and (iii) deleting clause (c) in its entirety and re-lettering each clause appearing after such deleted clause.

            (b) QUARTERLY FINANCIAL REPORTS. As soon as available and in any event not later than 45 days after the end of each fiscal quarter, the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarter and the consolidated statements of income, retained earnings, and cash flow for the Borrower and its Subsidiaries as of the end of such quarter, all in reasonable detail and duly certified by the chief financial officer of the Borrower as having been prepared in accordance with GAAP. The above financial reports shall be accompanied by a duly completed Compliance Certificate and shall also include same store sales information.

            (i) SECTION 5.4. Section 5.4 is amended by (i) deleting the phrase "minus Subordinated Debt" in clause (a) and (ii) deleting clause (c) in its entirety and replacing it with the following:

            (c) TANGIBLE NET WORTH. The Borrower shall not permit, at the end of any fiscal quarter, its Tangible Net Worth to be less than (i) for each fiscal quarter occurring during the fiscal year ended January 26, 1997, $90,000,000 and (ii) for each fiscal quarter occurring during any subsequent fiscal year, an amount equal to (A) the required Tangible Net Worth for the prior fiscal year plus (B) an amount equal to 75% of the cumulative amount of positive Net Income of the Borrower and its Subsidiaries since the prior fiscal year plus (C) an amount equal to the net proceeds received after giving effect to any associated transaction costs (including, without limitation, underwriting discount, brokerage fees, attorney fees and financial advisory fees) from the issuance by the Borrower or any of its Subsidiaries of any

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      equity to the extent that such issuance would be included in, and therefore increase, the Borrower's Net Worth.

            (j) SECTION 5.5. Section 5.5 is deleted in its entirety and replaced with the following:

            5.5 DEBT. None of the Borrower or any of its Subsidiaries shall create, assume, incur, suffer to exist, or in any manner become liable, directly or indirectly, or contingently in respect to, any Debt other than all of the following:

            (a) Debt owed to the Bank, including the Obligations and the Equipment Loan.

            (b) Debt existing on the date of this Agreement that is listed in
      Schedule 4.6 (Debt), and any rearrangements, extensions, or refinancing thereof which do not increase the amount thereof;

            (c) Debt in the form of accounts payable to trade creditors for goods or services which are not aged more than 60 days from the date due and current operating liabilities (other than for borrowed money) which are not more than 60 days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;

            (d) Debt not otherwise permitted by this Section 5.5 in an aggregate amount not to exceed 10% of the Borrower's Net Worth.

            (e) Debt secured by Liens described in Section 5.6 (c),(d) or (e);
      and

            (f) Debt arising as a result of any guaranty of any operating leases by the Borrower or Subsidiary.

            (k) SECTION 5.6. Section 5.6 is deleted in its entirety and replaced with the following:

            5.6 LIENS. None of the Borrower or any of its Subsidiaries shall create, assume, incur, or suffer to exist any Lien on any of its property whether now owned or hereafter acquired, or assign any right to receive income, except all of the following:

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            (a) Liens securing Debt owed to the Bank, including, without limitation, the Obligations and the Equipment Loan.

            (b) Liens disclosed to the Bank in SCHEDULE 5.6 (Liens) provided that the indebtedness secured by such Liens shall not be increased so that the amount of such Debt becomes greater than the outstanding amount of such Debt on the date of this Agreement;

            (c) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens, landlord's liens (whether statutory or contractual), and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period or more than 30 days;

            (d) Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;

            (e) Liens for taxes, assessment or other governmental charges and which are not yet due or which are being actively contested in good faith by appropriate proceedings;

            (f) Liens arising in the ordinary course of business which are not incurred in connection with the borrowing of money or obtaining of advances or credit and which do not materially detract from the value of the Borrower's or its Subsidiaries' Property or assets or materially interfere with their business; and

            (g) Liens securing purchase money indebtedness (including Capital Lease obligations) to the extent such Debt is permitted to be incurred pursuant to Section 5.5 (d); PROVIDED that, Liens on accounts receivable and inventory of the Borrower and its Subsidiaries (other than Liens securing the Obligations) are expressly prohibited.

            (l) SECTION 5.8. Section 5.8 is amended by deleting the phrase "or the sale of the QRS Note" in clause (b) of such Section.

            (m) SECTION 5.9. Section 5.9 is deleted in its entirety and replaced with the following:

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            5.9 DISTRIBUTIONS, ETC. Without prior approval of the Bank, the
      Borrower and its subsidiaries shall not make any Restricted Payments; PROVIDED that, the Borrower may pay dividends on its capital stock (whether common or preferred) if no Default has occurred and is continuing or would occur after giving effect to the payment of such dividends.

            (n) SECTION 5.11. Section 5.11 is deleted in its entirety and replaced with the following:

            5.11 INVESTMENTS AND CAPITAL EXPENDITURES. None of the Borrower or any of its Subsidiaries shall make or hold any investment in any Person, including capital contributions to the Person, investments in the debt or equity securities of the Person, loans guaranties, or other extensions of credit to the Person (including trade credit), or make any capital expenditures or capital investments (each of the foregoing investments or capital expenditures being referred to as an "Investment") except

            (a) intercompany loans or advances among the Borrower and its Subsidiaries;

            (b) Liquid Investments;

            (c) capital expenditures during any fiscal year in an amount not to exceed 20% of the Borrower's Net Worth determined as of the last day of the preceding fiscal year; and

            (d) as permitted by the Bank.

            (o) SECTION 6.6. Section 6.6 is deleted in its entirety and replaced with the following:

            6.6 CROSS DEFAULT. (a) Any breach by the Borrower or any Subsidiary of any contract related to any Debt (except intercompany loans and advances) of the Borrower in excess of $100,000 and such breach is not cured within any applicable grace period; (b) any breach by the Borrower or any Subsidiary of any contract related to any Lien securing any Debt (except intercompany loans and advances) in excess of $100,000 on the Borrower's or any Subsidiary's Property and such breach is not cured within any applicable grace period; or (c) any breach by the Borrower or any Subsidiary of any contract where such breach could have a material adverse effect on the ability of the Borrower to perform its duties under this Agreement or

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      any other Credit Document and such breach is not cured within any applicable grace period;

            (p) SCHEDULE 4.5 AND 4.8. Schedule 4.5 is deleted in its entirety and replaced by the attached Schedule 4.5 Schedule 4.8 is deleted in its entirety and replaced by the attached Schedule 4.8.

      Section 3. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by the appropriate proceedings and (b) this Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

      Section 4. EFFECTIVENESS. The Amendment shall be effective on the date first set forth above when:

            (a) the Borrower and the Bank shall have duly and validly executed originals of this Agreement and delivered them to the Bank;

            (b) the Borrower shall have executed and delivered, or caused to be executed or delivered, originals of (i) its $15,000,000 Promissory Note dated as of November 15, 1996 payable to the order of the Bank, and (ii) Guaranties executed by Garden Ridge Finance Corporation ("Finance"), Garden Ridge Management, Inc. ("Management"), Garden Ridge Investments, Inc. ("Investments"), and Garden Ridge, L.P. ("Partnership");

            (c) the Borrower shall have delivered an opinion of its counsel in form and substance satisfactory to the Bank;

            (d) each of the Borrower, Finance, Management, and Investments shall have delivered a certificate of its Secretary or Assistant Secretary certifying its certificate of incorporation, bylaws, resolutions and incumbency and in form and substance satisfactory to the Bank; and

            (e) the Partnership shall have delivered a copy of its Agreement of Limited Partnership certified by the Secretary or Assistant Secretary of Management, its general partner.

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      Section 5. CHOICE OF LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

      Section 6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original.

      PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A CREDIT AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE CREDIT AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE CREDIT AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

      THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN CREDIT AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE CREDIT AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED as of the date first above written.

                                    BORROWER:

                                    GARDEN RIDGE CORPORATION

                                    /s/ JANE ARBUTHNOT
                                    Jane Arbuthnot
                                    Chief Financial Officer

                                    BANK:

                                    NATIONSBANK OF TEXAS, N.A.

                                    /s/ WILLIAM T. GRIFFIN, JR.
                                    William T. Griffin, Jr.
                                    Vice President

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